UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): December 12, 2005


                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           Minnesota                  000-50371               51-0467366
(State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)          Identification No.)


                               61 Spit Brook Road
                           Nashua, New Hampshire 03060
               (Address of principal executive offices) (zip code)


                                 (603) 888-1500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

                          ----------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

As previously announced on its Form 8-K filed on December 5, 2005, Curative Health Services (the "Company") together with its subsidiaries, entered into a Plan Support Agreement, dated December 2, 2005 (the "Support Agreement"), with approximately 80% of the holders of Curative's 10.75% Senior Notes due 2011 (the "Senior Notes"). By signing the Support Agreement, the holders of Senior Notes who are parties to the Support Agreement (the "Supporting Noteholders") agreed to support a consensual financial restructuring of the Company pursuant to a prepackaged plan of reorganization of the Company under Chapter 11 of Title 11 of the United States Code, on the terms and conditions set forth in the Support Agreement.

On December 14, 2005, the Company, its subsidiaries and the Supporting Noteholders entered into an amendment to the Plan Support Agreement (the "Amendment"). The Amendment extends the date by which the final terms of the Plan must be agreed to from December 14, 2005 to December 21, 2005 and the date by which the prepetition solicitation must commence from December 21, 2005 to December 23, 2005. A copy of the Amendment has been filed as Exhibit 10.1 to this Form 8-K.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in a Form 8-K filed on December 5, 2005, the Company elected not to make the interest payment due on November 1, 2005 on the Senior Notes. On November 30, 2005, the thirty-day grace period under the Indenture dated as of April 23, 2004 (the "Indenture"), among Wells Fargo Bank, N.A. as Trustee (the "Trustee"), the Company and certain of the Company's subsidiaries as guarantors (the "Guarantors") relating to the Senior Notes, elapsed without such payment. The failure to make such payment by such date has become an Event of Default under the Indenture.

On December 12, 2005, the Company received a letter (the "Letter") from the Trustee notifying the Company and each of the Guarantors that the Trustee was thereby demanding immediate payment of the $9.9 million November interest payment, together with interest thereon through the date of payment, and reserving all of its other rights and remedies under the Indenture and related documents, including its right to accelerate and demand immediate payment of the $185 million aggregate principal amount of the Senior Notes and any other amounts owing under the Senior Notes.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

         10.1 Amendment to Plan Support Agreement, dated December 14, 2005, by and among Curative, its subsidiaries, and the Supporting Noteholders.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2005

                                    CURATIVE HEALTH SERVICES, INC.


                                    By:  /s/ Thomas Axmacher
                                    -------------------------------------------
                                             Thomas Axmacher
                                             Chief Financial Officer

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                                   EXHIBIT INDEX

Exhibit No.          Description

10.1                 Amendment to Plan Support Agreement, dated
                     December 14, 2005, by and among Curative, its subsidiaries, and the Supporting Noteholders.





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